UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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NMS COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

March 23, 2006

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of NMS Communications Corporation (the “Company”), which will be held on April 27, 2006 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote electronically or by telephone as provided in the proxy card, so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting and vote your shares personally if you attend.

We look forward to seeing you.

Sincerely,

Robert P. Schechter
Chairman and Chief Executive Officer

NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006

The Annual Meeting of Stockholders of NMS Communications Corporation (the “Company”) will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 27, 2006 at 1:00 p.m., for the following purposes:

1.                To elect two directors for a three-year term.

2.                To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending 2006.

3.                To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders of record at the close of business on March 1, 2006 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

Dianne L. Callan
Secretary

Dated: March 23, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. SEE “VOTE BY TELEPHONE” OR “VOTE BY INTERNET” INSTRUCTIONS ATTACHED TO THE PROXY CARD FOR MORE DETAILS.

NMS COMMUNICATIONS CORPORATION
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 271-1000

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to the holders of common stock, $.01 par value (“Common Stock”), of NMS Communications Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 27, 2006 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly completed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted FOR the nominees for director and FOR each of the other proposals set forth below.

A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is March 28, 2006. The Company’s Annual Report to Stockholders for 2005, including its Form 10-K, is being mailed together with this Proxy Statement.

Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 1, 2006 (the “record date”) will be entitled to vote at the meeting and at any adjournment thereof. There were 52,162,790 shares of Common Stock outstanding at the close of business on the record date. This number includes 3,977,518 shares issued in connection with the acquisition of Openera Technologies, Inc. and does not include 275,504 exchangeable shares issued in connection with the acquisition of Inno Media Logic (I.M.L.) Inc. that have not been exchanged for shares of the Company’s Common Stock and are therefore not entitled to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors (Item 1 of Notice). Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of the shares of the Common Stock voting with respect to such matters. Votes will be tabulated by the Company’s transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

A quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in a street name for a beneficial owner, has no voting authority in respect to such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters.

ELECTION OF DIRECTORS
(Item 1 of Notice)

There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 2006, 2007 and 2008 annual meetings of stockholders. Upon the recommendation of the Nominating Committee, the Board has fixed the number of directors for the ensuing year at six and nominated Mr. Foster and Mr. White, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2009 and when their successors are elected and qualified.

The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name and Age as of March 1, 2006	Director Since	Principal Occupation and Business Experience; Directorships of Public Companies
Nominees for Reelection for
Terms Expiring in 2009
William E. Foster, 61	2000

Mr. Foster has been, since 1997, a private investor. In 1980, Mr. Foster co-founded Stratus Computer, Inc., a manufacturer of fault-tolerant computer systems, and served as its Chairman and Chief Executive Officer until 1997. Prior to 1980, Mr. Foster spent 14 years in the computer industry, serving as Vice President of Software for Data General Corporation and in management and technical positions with Hewlett Packard Company. Mr. Foster is a director of several privately held companies.

Ronald W. White, 65	1988

Mr. White has been, since 2002, a consultant and private investor. From 1997 until 2002, he was a partner of Argo Global Capital, a venture capital firm. From 1983 until 2002, he was a partner of Advanced Technology Development Fund, also a venture capital firm. Mr. White is a director of AirNet Communications Corporation, a provider of infrastructure solutions for commercial GSM customers and government agencies.

Directors Whose Terms
Expire in 2007
W. Frank King, Ph.D., 66	1997

Dr. King has been, since November 1998, a private investor. From 1992 to 1998, he was Chief Executive Officer and a director of PSW Technologies, Inc., a provider of software services. From 1988 to 1992, Dr. King was a Senior Vice President of Development of Lotus Development Corporation and for the previous 19 years served in various positions with IBM Corporation, including his last position as Vice President Development for the entry system division. He is a director of eOn Communications Corporation., a provider of telecommunications applications, Concero Inc., formerly known as PSW Technologies, Inc., and iBasis, Inc., a provider of Internet-based communications services.

Pamela D. A. Reeve, 56	1997

Ms. Reeve has been, since 2004, a management consultant. From 1993 to 2004, she was Chief Executive Officer and a director and, from 1989 to 1993, she was President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes. From 1978 to 1989, she was with The Boston Consulting Group, a management consulting firm. Ms. Reeve is a director of American Tower Corporation, a provider of infrastructure facilities and services to the wireless, Internet and broadcasting industries.

Directors Whose Terms
Expire in 2008
Ofer Gneezy, 54	2000

Mr. Gneezy was a co-founder, and has been, since 1996, President, Chief Executive Officer and a director of iBasis, Inc., a provider of Internet-based communications services for international carriers. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, he was an executive of Automatix Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer.

Robert P. Schechter, 57	1995

Mr. Schechter has served as the Company’s President and Chief Executive Officer since 1995 and as Chairman of the Board since 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation, and from 1980 to 1987 he was a partner of Coopers and Lybrand LLP. Mr. Schechter is also a director of MapInfo Corporation, a developer of location-based software services and solutions, Moldflow Corporation, a provider of software solutions for optimizing the design and manufacture of plastic products, Unica Corporation, a developer of enterprise marketing management software solutions and Avici Systems, Inc., a provider of carrier-class routing solutions for the Internet.

The Board of Directors recommends a vote FOR the election of the nominees named above. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 of Notice)

The Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2006. This firm has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

The selection of an independent registered public accounting firm is not required to be submitted to a vote of the stockholders. The Board of Directors believes, however, it is appropriate as a matter of policy to submit the appointment for stockholder consideration. If the stockholders do not ratify the appointment, the Board will ask the Audit Committee to reconsider its selection.

STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 1, 2006 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as of December 31, 2005, and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company. The information provided below regarding persons beneficially owning more than 5% of the Company’s Common Stock is based solely on public filings made by such persons with the Securities and Exchange Commission through March 1, 2006, which beneficial ownership information is in each case as of December 31, 2005. The percent of Common Stock outstanding for such 5% holders is calculated using their last known ownership amounts and the Company’s outstanding shares as of March 1, 2006.

Unless otherwise noted, the address of the following persons is c/o NMS Communications Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702.

	Number of Shares	Percent of Common
Beneficial Owner Name	Beneficially Owned	Stock Outstanding(1)
Robert P. Schechter(2)	1,030,555	2.0%
William E. Foster(3)	57,500	*
Ofer Gneezy(3)	57,500	*
W. Frank King(4)	95,500	*
Pamela D.A. Reeve(5)	97,950	*
Ronald W. White(6)	100,990	*
Herbert Shumway(7)	134,000	*
Brian Demers(8)	148,344	*
Gerrold Walker(9)	208,349	*
R. Brough Turner(10)	492,234	*
All directors and executives officers as a group (10 persons)(11)	2,422,922	4.7%
Wells Fargo and Company(12)	9,047,450	17.4%
420 Montgomery Street, San Francisco, CA 94104 and
525 Market Street, San Francisco, CA 94105
FMR Corp.(13)	6,909,066	13.3%
82 Devonshire Street, Boston, MA 02109
Austin W. Marxe and David M. Greenhouse(14)	3,484,164	6.7%
527 Madison Avenue, Suite 2600
New York, NY 10022

*                    Less than 1%.

(1)          Includes shares which may be acquired by exercise of stock options within the 60 days following March 1, 2005.

(2)          Includes 715,000 shares subject to stock options.

(3)          Consists of 57,500 shares subject to stock options.

(4)          Consists of 95,500 shares subject to stock options.

(5)          Includes 69,500 shares subject to stock options.

(6)          Includes 95,910 shares subject to stock options.

(7)          Includes 122,500 shares subject to stock options.

(8)          Consists of 148,344 shares subject to stock options.

(9)          Includes 176,650 shares subject to stock options.

(10)   Includes 188,500 shares subject to stock options.

(11)   Includes 1,726,904 shares subject to stock options.

(12)   Consists of shares beneficially owned by Wells Fargo Capital Management Incorporated, Wells Fargo and Company, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association.

(13)   Consists of shares held by Fidelity Growth Company Fund and other registered investment companies which are advisory clients of FMR Corp. FMR has sole investment power and the respective registered investment companies have sole voting power as to all such shares.

(14)   Consists of shares held by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P., each of which has an investment advisor directly or indirectly controlled by Messrs. Marxe and Greenhouse.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During 2005, the Board of Directors of the Company held six meetings. Each incumbent director attended at least 80% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he or she served. Five members of the Board of Directors attended the annual meeting in 2005. The Company’s policy is that members of the Board of Directors are encouraged to attend the annual meeting to the extent consistent with travel plans. The Board has determined that each of Mr. Foster, Mr. Gneezy, Dr. King, Ms. Reeve, and Mr. White is independent as defined by the rules of the National Association of Securities Dealers, Inc. (“NASD”).

The Board of Directors has Audit, Nominating and Compensation Committees. The Board of Directors has adopted a Code of Conduct which is applicable to all directors, executive officers and employees of the Company. Copies of the Code of Conduct and of the current committee charters are available, without charge, under “Corporate Governance” in the “Investors” section of www.nmscommunications.com or upon written request to NMS Communications Corporation, Attention: Investor Relations, 100 Crossing Boulevard, Framingham, Massachusetts 01702.

Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board or to a particular committee of the Board, in each case, at 100 Crossing Boulevard, Framingham, Massachusetts 01702.

Audit Committee

The Audit Committee oversees the auditing, accounting, financial reporting and internal control functions of the Company, reviews the financial statements of the Company, selects and engages the Company’s independent registered public accounting firm, and consults with and reviews the services provided by the independent registered public accounting firm. The Audit Committee is currently composed of three members, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the rules of the NASD. The directors currently serving on the Audit Committee are Mr. Gneezy, Dr. King and Ms. Reeve. Each member of the Audit Committee is able to read and understand financial statements. Dr. King is an audit committee financial expert, as defined by the Securities and Exchange Commission guidelines and is “financially sophisticated” as defined by the rules of the NASD. The Audit Committee held thirteen meetings during 2005.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock-based incentives. The Compensation Committee is currently composed of two members, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the rules of the NASD. The directors currently serving on the Compensation Committee are Messrs. Foster and White. The Compensation Committee held two meetings during 2005.

Nominating Committee

The Nominating Committee makes recommendations to the Board from time to time regarding the size, composition and organization of the Board and its committees. The Nominating Committee also will establish criteria for membership on the Board and will lead any search for individuals to become new members of the Board. The Nominating Committee is currently composed of two members, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the rules of the NASD. The directors currently serving on the Nominating Committee are Ms. Reeve and Dr. King. The Board of Directors established the Nominating Committee in April 2004. The Nominating Committee met once during 2005. At a meeting in January 2006, the Nominating Committee voted unanimously to recommend to the Board for re-election the two current nominees for director.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee oversees the Company’s audit coverage and monitors the accounting, financial reporting, data processing, regulatory, and internal control functions. The Audit Committee also selects and engages the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•       select and engage the Company’s independent registered public accounting firm;

•       serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems;

•       review and approve the scope of the annual audit, the non-audit services to be performed by the independent registered public accounting firm, and the independent registered public accounting firms’ audit and non-audit fees;

•       review and appraise the audit efforts of the Company’s independent registered public accounting firm;

•       oversee, discuss and monitor the Company’s financial reporting and compliance with laws and regulations;

•       oversee management’s establishment and enforcement of financial policies;

•       recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission;

•       provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board; and

•       provide “whistle blower” protection procedures to each employee, including anonymous employee complaints regarding accounting, internal control or audit.

The Audit Committee has:

•       reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management and its independent registered public accounting firm, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•       discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent registered public accounting firm, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates;

•       met with financial and senior management and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•       considered whether the provision of services represented under the headings “Tax Fees” and “All Other Fees” set forth on page 15 is compatible with maintaining PricewaterhouseCoopers LLP’s independence; and

•       received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (entitled “Independence Discussion with Audit Committees”), discussed the independence of its independent registered public accounting firm and considered whether the provision of non-audit services by its independent registered public accounting firm is compatible with maintaining auditor independence, and satisfied itself as to the auditor’s independence.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Ofer Gneezy
W. Frank King
Pamela D. A. Reeve

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for recommending the compensation of each executive officer to the Board of Directors.

The Company’s executive compensation program is designed to align executive compensation with the Company’s business objectives and the executive’s individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company’s long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (b) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

The compensation of the Company’s executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company’s chosen markets.

Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2006 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company’s industry, the historical compensation levels of the Company’s executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company’s revenues or a specific portion of these revenues. In 2005, some of the executive officers’ base salaries were increased, as reflected in the Summary Compensation Table below, and options were accelerated for certain executive officers.

Merit Bonus Program

Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee’s belief that a significant portion of each executive officer’s compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 2005 Management Incentive Plan (the “2005 Incentive Plan”) set Company financial goals and merit bonus goals based on the 2005 operating plan approved by the Board of Directors. In addition, the 2005 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company’s actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 2005 Incentive Plan, executive officers were entitled to receive an average bonus of 57% of base salary if the Company achieved its financial goals for 2005 and the individual executive met or exceeded his or her objectives. The bonuses awarded to executive officers under the plan averaged 19% of their base salaries.

Stock-Based Compensation

Awards of stock options under the Company’s stock option plans are designed to more closely tie the long-term interests of the Company’s executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee’s determination of the size of option grants is generally intended to reflect an executive’s position with the Company and his or her contributions to the Company. Options granted in 2005 had a two or three year vesting period to encourage key executives to continue in the employment of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 942,500 shares were granted to executive officers in 2005 to reward the executive officers for their performance in 2004 and to establish appropriate ongoing incentives. In addition, the Company accelerated the vesting of outstanding unvested stock options granted in 2004 which have an exercise price of $4.03 or higher. This included options to purchase an aggregate of 84,376 shares held by executive officers.

Chief Executive Officer’s Compensation

The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the other executive officers. The Committee did not increase Mr. Schechter’s base salary of $380,000 in 2005. Mr. Schechter was granted options for an aggregate of 150,000 shares in 2005 based upon his performance in 2004 and to establish appropriate ongoing incentives. In addition, Mr. Schechter was awarded 200,000 shares in 2005 as a retention grant that vests over a three year period. Mr. Schechter received a bonus of $125,400 under the 2005 Incentive Plan.

Compensation Committee

William E. Foster
Ronald W. White

NOMINATING COMMITTEE REPORT

The Nominating Committee was established by the Board of Directors in April 2004 to make recommendations to the Board from time to time regarding the size, composition and organization of the Board and its committees. The Nominating Committee met once in 2005. We did not pay any third party a fee to assist in evaluating and identifying director nominees in 2005. During 2005, no director candidate was recommended to us by any beneficial owner of more than 5% of our Common Stock. During 2005, the Nominating Committee developed a policy related to stockholder recommendations of director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. Pursuant to such policy, the Nominating Committee will not make any distinction between candidates for the Board of Directors nominated by the stockholders and other candidates. The Nominating Committee examines all candidates for the Board of Directors according to the criteria set forth in the Nominating Committee’s charter. At a meeting in January 2006, the Nominating Committee voted unanimously to recommend to the Board for re-election the two current nominees for director.

Nominating Committee

W. Frank King
Pamela D. A. Reeve

THE AUDIT COMMITTEE, COMPENSATION COMMITTEE AND NOMINATING COMMITTEE REPORTS ABOVE SHALL NOT BE DEEMED “SOLICITING MATERIAL” OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued for services rendered in 2005, 2004 and 2003 by the Chief Executive Officer and the four other most highly paid persons other than the Chief Executive Officer who were serving as executive officers on December 31, 2005 (the “Named Executive Officers”) and two other executives who left the Company during 2005, but who otherwise would have been included among the four most highly paid officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary	Bonus		Shares Under Option Awards(#)	Other Compensation ($)(1)
Robert P. Schechter	2005	$380,000	$125,400		350,000	$7,590
Chairman of the Board, President	2004	$380,000	$125,400		70,000	$7,440
and Chief Executive Officer	2003	$380,000	—		125,000	$5,236
Herbert Shumway	2005	$228,308	$50,600		225,000	$7,381
Senior Vice President of Finance,	2004	$190,000	$22,800		37,500	$6,990
Chief Financial Officer and	2003	$190,000	—		37,500	$3,702
Treasurer
Brian Demers(2)	2005	$200,000	$48,000		75,000	$79,523
Vice President and General	2004	$200,000	$36,000		35,500	$6,069
Manager, Mobile Applications	2003	$200,000	—		55,000	$6,300
Gerrold Walker	2005	$200,000	$30,000		62,500	$7,408
Vice President and General	2004	$194,000	$34,920		31,250	$6,286
Manager, Platform Solutions	2003	$194,000	—		95,000	$6,510
R. Brough Turner	2005	$200,000	$27,500		52,500	$4,126
Senior Vice President of	2004	$200,000	$33,000		31,250	$5,906
Technology	2003	$200,000	$500	(3)	55,000	$3,829
William B. Gerraughty, Jr.(4)	2005	$111,269	—		—	$932,747
Former Senior Vice President of	2004	$225,000	$33,750		33,750	$6,450
Finance, Chief Financial Officer	2003	$138,462	—		335,000	$2,762
and Treasurer
Colin Doherty(5)	2005	$232,692	—		45,000	$704,548
Former Senior Vice President of	2004	$275,000	$66,000		33,750	$6,450
Worldwide Sales and Marketing	2003	$243,269	$110,000		335,000	$99,121

(1)          Includes, for each of the named executive officers, contributions by the Company to the Company’s 401(k) retirement plan and premiums paid by the Company for term life insurance.

(2)          Other compensation in 2005 includes $73,066 attributable to the exercise of stock options.

(3)          Mr. Turner was paid this bonus as a result of a patent issuance.

(4)          Mr. Gerraughty left the Company in June 2005. Other compensation in 2005 includes $928,798 attributable to the exercise of stock options. Mr. Gerraughty joined the Company in 2003.

(5)          Mr. Doherty left the Company in October 2005. Other compensation in 2005 includes $559,988 attributable to the exercise of stock options, and $138,000 attributable to severance payments. Mr. Doherty joined the Company in 2003. Other compensation in 2003 includes $98,538 in connection with expenses of his relocation from the United Kingdom to the United States.

Option Grants in Last Fiscal Year

The following table shows all stock option grants to the Named Executive Officers during 2005:

					Potential Realizable
	Individual Grants				Value at Assumed
		% of Total			Annual Rates of
	Number of	Option Shares			Stock Price
	Option	Granted to			Appreciation for
	Shares	Employees in	Exercise	Expiration	Option Term($)(1)
Name	Granted	Fiscal Year	Price($/sh)	Date	5%	10%
Robert P. Schechter	260,000	10.8%	3.12	5/4/2010	1,035,320	1,306,446
	90,000	3.7%	3.55	11/9/2010	407,772	514,558
Herbert Shumway	45,000	1.9%	2.67	4/18/2010	153,345	193,503
	30,000	1.2%	3.03	6/28/2010	116,014	146,395
	150,000	6.2%	3.55	11/9/2010	679,620	857,597
Brian Demers	35,000	1.5%	2.67	4/18/2010	119,269	150,502
	40,000	1.7%	3.55	11/9/2010	181,232	228,692
Gerrold Walker	22,500	0.9%	3.12	5/4/2010	89,595	113,058
	40,000	1.7%	3.55	11/9/2010	181,232	228,692
R. Brough Turner	17,500	0.7%	3.12	5/4/2010	69,685	87,934
	35,000	1.5%	3.55	11/9/2010	158,578	200,106

(1)          As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 2005, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

	Number of		Number of Shares			Value of Unexercised
	Shares		Underlying Unexercised			In-the Money Options at
	Acquired on	Value	Options at Fiscal Year-End			Fiscal Year-End ($)(2)
	Exercise(1)	Realized	Vested	Unvested	Total	Vested	Unvested	Total
Robert P. Schechter	—	—	715,000	350,000	1,065,000	301,500	96,200	397,700
Herbert Shumway	—	—	110,000	225,000	335,000	60,900	50,700	111,600
Brian Demers	13,706	73,066	164,844	75,000	239,844	73,044	28,700	101,744
Gerrold Walker	—	—	181,650	62,500	244,150	173,904	8,325	182,229
R. Brough Turner	—	—	203,500	52,500	256,000	125,190	6,475	131,665

(1)           Does not include shares purchased during 2005 under the Company’s 2003 Employee Stock Purchase Plans as follows: Mr. Schechter, 1,000; Mr. Shumway, 1,000; Mr. Demers, 1,000; Mr. Walker, 1,000 and Mr. Turner, 1,000.

(2)           Based on the fiscal year-end closing price of $3.49 per share.

Severance and Option Vesting on Change-in-Control

The Company has agreed with each of its executive officers, including the Named Executive Officers above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year’s salary, a bonus (which shall be the percentage of current annual salary respectively specified for such executive officer), and the full vesting of all options.

Director Compensation

Each director of the Company who is not also an employee is currently paid $17,500 annually (payable in quarterly installments) and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, each member of the Compensation Committee receives an annual payment of $2,500 and each member of the Audit Committee receives an annual payment of $5,000. The Compensation Committee currently awards each non-employee director (a) upon first being elected to the board an option for 15,000 shares under the Company’s 2000 Equity Incentive Plan, which vests over three years and (b) annually at the time of the annual meeting an option for 12,500 shares which vests at the time of the next annual meeting, in each case subject to full vesting of all option shares upon a change-in-control of the Company.

EQUITY COMPENSATION PLANS

The following table sets forth information about the shares of the Company’s Common Stock that may be issued upon the exercise of options and other rights under all of its existing equity compensation plans as of December 31, 2005.

Plan Category	Number of Shares to be issued upon Exercise of Outstanding Options	Weighted Average Per Share Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in first column)
Plans approved by stockholders
1993 Stock Option Plan	564,000	$7.6217	0
1993 Non-Employee Directors Stock Option Plan	113,410	$14.4996	0
2000 Equity Incentive Plan	4,302,046	$4.1378	3,661,453
2003 Employee Stock Purchase Plan	—	—	364,297
	4,979,456	$4.7684
Plans not approved by stockholders
1995 Non-Statutory Stock Option Plan(1)	2,699,852	$5.1326	0
	2,699,852	$5.1326	—
	7,679,308	$4.8964	4,025,750

(1)          The 1995 Non-Statutory Stock Option Plan expired in October 2005. There are no shares remaining for future issuances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person serving on the Compensation Committee at any time during 2005 was a present or former officer or employee of the Company or any of its subsidiaries. During 2005, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company’s Board of Directors or Compensation Committee.

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, independent registered public accounting firm, served as auditors of the Company for the fiscal year ending December 31, 2005 and has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

The Audit Committee has selected PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

Audit Fees

Fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements and statutory audits of the Company’s foreign subsidiaries for the fiscal year ended December 31, 2005 and the reviews of quarterly reports on Form 10-Q filed during 2005 were $811,382. Fees billed by PricewaterhouseCoopers for the audit of the Company’s financial statements and statutory audits of the Company’s foreign subsidiaries for the fiscal year ended December 31, 2004 and the reviews of quarterly reports on Form 10-Q filed during 2004 were $1,129,615.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not disclosed under “Audit Fees” above were $19,966 in 2004. Services comprising these fees include audit of the Company’s 401(k) plan. The Company did not incur such fees in 2005.

Tax Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $156,673 in 2005, and $109,366 in 2004.

All Other Fees

PricewaterhouseCoopers LLP did not charge the Company for any other fees, other than those fees set forth above, during the fiscal year ended December 31, 2005.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services to be provided by the independent registered public accounting firm in accordance with such pre-approval policy. The Audit

Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

During 2005, all of the audit, audit-related and non-audit services provided by PricewaterhouseCoopers were pre-approved by the audit committee.

SECTION 16 REPORTING

Section 16(a) of the 1934 Act requires the Company’s directors and officers and persons who own more than ten percent of the Company’s Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 2005.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The following performance graph assumes an investment of $100 on December 31, 2000 and compares the change to December 31, 2005 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communications Equipment). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

	Cumulative Total Return ($)
	12/00	12/01	12/02	12/03	12/04	12/05
NMS COMMUNICATIONS CORP.	100.00	48.81	19.44	63.19	63.90	35.34
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S & P COMMUNICATIONS EQUIPMENT	100.00	36.84	16.88	28.04	28.89	29.50

THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED “SOLICITING MATERIAL” OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR 2007 MEETING

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received on or before November 15, 2006 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after January 30, 2007, the persons named as proxies for the 2007 Annual Meeting will have discretionary authority to vote on such proposal.

OTHER MATTERS

The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

By order of the Board of Directors

Dianne L. Callan
Secretary

NMS COMMUNICATIONS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING ON APRIL 27, 2006

The undersigned stockholder of NMS Communications Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne L. Callan and Robert V. Jahrling, III, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of NMS Communications Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of NMS Communications Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 27, 2006 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS’ BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should  indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NMS COMMUNICATIONS CORPORATION

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

Sincerely,

NMS COMMUNICATIONS CORPORATION

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

NMS COMMUNICATIONS CORPORATION

Mark box at right if an address change or comment has

been noted on the reverse side of this card                     ☐

1.	Election of Directors
	Nominee:	For	Withhold
	William E. Foster	☐	☐
	Ronald W. White	☐	☐
		For	Against	Abstain
2.	Ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐

UNLESS YOU INDICATE TO THE CONTRARY, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Please be sure to sign and date this Proxy.

Stockholder sign here	Co-Owner sign here
Date:	Date: